SERVICES AGREEMENT

This Agreement (the "Agreement") is dated November 7, 2003 and is entered into by and between Resin Systems Inc. (hereinafter referred to as "COMPANY") and Thorpe Beeston Investments Ltd. (hereinafter referred to as "PR CONSULTANT").

Upon execution of this Agreement, COMPANY and PR CONSULTANT agree to cooperate with each other in carrying out the purposes of this Agreement, and each agrees to abide by this Agreement in its entirety.

1.

Scope and Duties and Standard of Performance. During the term of this Agreement, PR CONSULTANT will perform the services for COMPANY as specified in Exhibit "A" to this Agreement. The objective of the services to be performed by PR CONSULTANT is to introduce investment and foster public recognition of and interest in Resin Systems Inc. and its securities within both the United Kingdom and the United States.

PR CONSULTANT shall devote such time and efforts to the affairs of the COMPANY as is reasonably necessary to render the services contemplated by this Agreement. The services of  PR CONSULTANT shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant.

2.

Budget. For the services hereunder the following monies shall be provided. A budget of five hundred and forty thousand dollars (US$540,000) shall be provided by the COMPANY. Discretionary budget will be utilized by PR CONSULTANT and will apply best practices in allocation have discretion and apply best practices in utilizing funds.

3.

Indemnification. PR CONSULTANT agrees to indemnify and hold harmless COMPANY, each of their respective officers, directors, employees and each person, if any, who controls either of them against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any negligent or unlawful act or omission by PR CONSULTANT and/or COMPANY any of its agents, employees or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

4.

Services Not Expressed or Implied.

1.1

PR CONSULTANT is not and will not be a market-maker in COMPANY's securities.

1.2

Any payments made herein to PR CONSULTANT are not, and shall not be construed as, compensation to PR CONSULTANT for the purpose of making a market, to cover PR CONSULTANT'S out-of-pocket expenses for making a market, or for the submission by PR CONSULTANT of an application to make a market in any securities; and

1.3

No payments made herein to PR CONSULTANT are for the purpose of effecting the price of any security or influencing any market-making functions, including but not limited to, bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

2

Confidentiality.

5.1  PR CONSULTANT and COMPANY each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests or the business interests of COMPANY. PR CONSULTANT and COMPANY shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through PR CONSULTANT and COMPANY respectively, to first enter appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

3

Other Provisions.

1.1

PR CONSULTANT shall obtain COMPANY's prior approval prior to dissemination of any materials contemplated by this Agreement.

1.2

CLIENT agrees to prepay in advance any and all agreed upon travel and/or business trips including flight air fair charges and hotel charges for the entire duration of required stay. All other expenses are to be itemized and submitted within a 30-day period as set out below.

1.3

PR CONSULTANT will deliver invoicing to the COMPANY at the completion of each and any work-order in order to itemize budget allocation.

1.4

The PR CONSULTANT agrees that all actions, direct or indirect, taken by it and its agents, employees and affiliates in connection with this Agreement shall conform to all applicable federal and. state securities laws.

1.5

This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interest or obligations hereunder will be assigned by either of the parties hereto without the prior written consent of the other party, except by operation of law.

1.6

This agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of DELAWARE, without regard to its conflict of law doctrine.

1.7

Either party may terminate this Agreement prior to expiry of the term by providing the other party with 5 days written notice.

1.8

COMPANY shall provide PR CONSULTANT information about the company described above (Resin Systems), such as financial statements, business plans, news releases, material change reports, offering documents, filing statements, promotional information, leads generated from advertising in different media outlets and other similar relevant documentation as may be reasonably necessary to complete and perform the services thereunder. The COMPANY shall ensure that PR CONSULTANT has up-to-date information within a reasonable time frame after such information has been made available. The COMPANY acknowledges and agrees that the purpose of this disclosure is for the use by PR CONSULTANT in preparing materials, and PR CONSULTANT may rely on and assume the accuracy of the information, and is not obligated to assess the financial viability of or verify factual information about the Company provided to PR CONSULTANT. In addition to, PR CONSULTANT will not be liable for any information or documentation supplied by the COMPANY including any material developed by PR CONSULTANT verified and accepted by the COMPANY and will be indemnified and saved harmless by the COMPANY and its affiliates, representatives, partners, from any claims, proceedings, costs, fines, damages, expenses, losses arising from such information or documentation.

1.9

The Term of this Agreement will become effective Nov 7, 2003. The “Company" hereby engages PR CONSULTANT for a period of nine (9) Months (the contract period) ending July 7, 2004.

1.10

Currency. References to dollars shall be deemed to be United States Dollars unless otherwise specified.

1.0

PR CONSULTANT acknowledges and agrees that, in respect of any information (written or oral) provided to the PR CONSULTANT in connection with this engagement, no representation or warranty of any nature is made concerning such information and the PR CONSULTANT shall not make any claim against COMPANY or any other third party (including, without limitation) or any of their respective officers, directors, employees or agents based on any alleged misrepresentation         in         any         such         information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

COMPANY:

Resin Systems Inc.

Head Office

14604 - 115 A Avenue

Edmonton, AB

Canada T5M 3C5

Tel: (730) 432-1953

Fax: (780) 452-8755

By:  /s/ Greg Pendura

Title: President - CEO

Dated:

Nov 7, 2003

PR CONSULTANT:

Thorpe- Beeston Investments Ltd.

8 Clifford St

London. W1S 2LQ.

Tel: +44-20-7851-6142

Fax: +44-20-7851-6100

By:  /s/ Adrian Beeston

Title:  Director

Dated: Nov 11/03

Exhibit "A"

Scope of Services

1.

Consulting with the Company for the purpose of developing capital market awareness strategies for both Europe and North America.

2.

Assisting the Company in the development of Corporate Positioning and Messaging as it pertains to the capital markets.

3.

The creation and distribution of corporate materials for the purpose of developing shareholder awareness.

4.

The introduction of the Company to third-party analysts and/or investment newsletter's for the purpose of attracting coverage.

5.

The distribution of relevant reports that maybe created as a result of attracting such coverage, for the purpose of creating shareholder awareness.

6.

Introductions to financial institutions and/or broker dealers for the purpose of attracting research coverage and/or investment capital.